                            EXHIBIT 11
             STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                                   For the Three Months Ended March 31,
                                     1997                    1996
                             ----------------------  ----------------------
                                            Fully                   Fully
                               Primary     Diluted     Primary     Diluted
                             ----------  ----------  ----------  ----------
Weighted Average
  Shares Outstanding:
    Common Stock             12,195,891  12,195,891  12,195,891  12,195,891
    Shares Available
      Under Options (1)               -           -      90,516      90,516
                             ----------  ----------  ----------  ----------
Weighted Average Common
  and Common Equivalent
  Shares Outstanding         12,195,891  12,195,891  12,286,407  12,286,407
                             ==========  ==========  ==========  ==========
Net Income (Loss)              ($63,494)   ($63,494)   $147,634    $147,634
                             ==========  ==========  ==========  ==========
Earnings (Loss) per Share        ($0.01)     ($0.01)      $0.01       $0.01
                             ==========  ==========  ==========  ==========

                                   For the Nine Months Ended March 31,
                                     1997                    1996
                             ----------------------  ----------------------
                                           Fully                   Fully
                              Primary     Diluted     Primary     Diluted
                             ----------  ----------  ----------  ----------
Weighted Average
  Shares Outstanding:
    Common Stock             12,195,891  12,195,891  12,195,891  12,195,891
    Shares Available
      Under Options (1)               -           -     112,052     112,052
                             ----------  ----------  ----------  ----------
Weighted Average Common
  and Common Equivalent
  Shares Outstanding         12,195,891  12,195,891  12,307,943  12,307,943
                             ==========  ==========  ==========  ==========
Net Income (Loss)             ($141,771)  ($141,771)   $400,797    $400,797
                             ==========  ==========  ==========  ==========
Earnings (Loss) per Share        ($0.01)     ($0.01)      $0.03       $0.03
                             ==========  ==========  ==========  ==========

(1) Outstanding stock options granted under the Company's stock option plans and other grants outside of the Company's plans are considered common stock equivalents for the purpose of earnings per share data;
    however, they are excluded from the 1996 computations because the effect of their inclusion would be anti-dilutive.

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